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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

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                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2006

                        Adams Golf, Inc.
       (Exact Name of Registrant as Specified in Charter)

           Delaware                 000-24583           75-2320087
 (State or Other Jurisdiction    (Commission File      (IRS Employer
       of Incorporation)             Number)        Identification No.)

    300 Delaware Avenue, Suite 572
         Wilmington, Delaware                         19801
    (Address of Principal Executive                (Zip Code)
               Offices)

Registrant's telephone number, including area code: (302) 427-5892

                         Not applicable
  (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.
             ------------------------------------------

     On February 16th, 2006, we executed an employment contract with Mr. Barney Adams, Chairman of our Board of Directors. The term of this employment agreement runs retroactively from January 1, 2006 until December 31, 2008, unless earlier terminated. Mr. Adams will receive an annual base salary of $254,400 during the term of the agreement. Mr. Adams will serve as our non-executive Chairman of the Board of Directors pursuant to the agreement and will perform such duties as would be reasonably expected of a non-executive Chairman of the Board of Directors of a similarly capitalized corporation.

     The agreement may be terminated without cause by us (a "termination without cause") at anytime, by Mr. Adams (a "termination without good reason") upon delivery of 60 days written notice, or by the mutual agreement of Mr. Adams and us. We can terminate "for cause" if Mr. Adams (a) deliberately and intentionally breaches any material provision of the agreement without curing such a breach within 30 days of written notice of the breach; (b) deliberately and intentionally engages in gross misconduct that is materially harmful to our best interests; or
(c) is convicted of a felony or crime involving moral turpitude, fraud or deceit. Mr. Adams can terminate "for good reason" upon delivery of 30 days written notice if we (a) materially breach any provision or fail to perform any covenant of the agreement without curing such breach or failure to perform within 30 days of written notice of the breach or failure to perform; (b) substantially reduce Mr. Adams' title, position, reporting requirements, responsibilities or duties which shall not be remedied within 30 days notice from Mr. Adams; (c) reduce Mr. Adams' base compensation; (d) fail to obtain a written agreement from any successor to assume the obligations of this agreement five days before a merger, consolidation or sale of all or substantially all of our assets or (e) deliver to Mr. Adams written notice of our approval for Mr. Adams to tender his resignation with good reason.

     In the event that either we terminate the employment agreement without cause or Mr. Adams terminates for good reason, then Mr. Adams will be entitled to his annual base salary for a period of one year after such termination plus any accrued but unpaid base salary as of the date of such termination.




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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ADAMS GOLF, INC.


     Date:  February 17, 2006      By: /s/ Eric Logan
                                      -----------------------
                                      Eric Logan
                                      Chief Financial Officer














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